Exhibit 10.2

Execution Version

RESIGNATION AND MUTUAL RELEASE AGREEMENT

This Resignation and Mutual Release Agreement (the “Agreement”) is made by and between John Mark McLaughlin (the “Individual”) and Toreador Resources Corporation (the “Company”).

RECITALS

WHEREAS, the Individual has served as Chairman of the Company’s Board of Directors (the “Board”);

WHEREAS, the Individual has agreed to resign his position as Chairman of the Board; and

WHEREAS, the Company and the Individual desire to enter this Agreement to reflect their mutual undertakings, promises, and agreements arising from the Individual’s resignation.

NOW THEREFORE, in exchange for the valuable consideration paid or given under this Agreement, the receipt, adequacy, and sufficiency of which is hereby acknowledged, the parties knowingly and voluntarily agree to the following terms:

TERMS

1.                                       Resignation and Effect of Resignation.  The Individual agrees to resign his position as Chairman of the Board simultaneous with the execution of (a) this Agreement; (b) the Stockholder Release Agreements being contemporaneously entered with certain of the Company’s stockholders (the “Stockholder Release Agreements”); and (c) the Indemnity Agreement attached as Exhibit B to this Agreement (the “Resignation Date”).  Effective as of the Resignation Date, the Individual also shall resign from all corporate, board, and other offices and positions he held with the Company and all of its subsidiaries and affiliates.

2.                                       Director Compensation and Fees.  On or before the Resignation Date, the Company shall remit in full to the Individual his accrued unpaid compensation and fees due as an independent director of the Company.

3.                                       Stock Options.  Based on the Individual’s participation in the Toreador Resources Corporation Amended and Restated 1990 Stock Option Plan (the “Stock Option Plan”), the Individual received options to purchase Company stock that are reflected on the summary attached as Exhibit A to this Agreement (the “Option Awards”).  By signing this Agreement, the Company represents and warrants that the Individual has no options to purchase Company stock other than as described on Exhibit A.  Any Option Awards which have not vested prior to the Resignation Date are terminated.  The Company agrees that the Individual shall have three months following the Resignation Date to exercise all his options which have not terminated prior to the Resignation Date pursuant to the immediately preceding sentence.

4.                                       Restricted Stock.  By signing this Agreement, the Company represents and warrants that the Individual has no awards of restricted stock from the Company.

5.                                       Removal of Restrictive Legends From Stock Certificates.  The Company acknowledges and agrees that the Individual acquired and fully paid for 100,000 shares of the Company’s common stock on December 16, 1998 and October 21, 2002 and that the stock certificates representing such stock contain restrictive legends.  Promptly after receipt from the Individual of a signed copy of the letter attached as Exhibit C to this Agreement, the Company shall promptly cause such restrictive legends to be removed from the stock certificates.

6.                                       Mutual Releases.

a.                                       By the Individual.  In consideration of the Company’s promises and undertakings in this Agreement, the Individual and his family members, heirs, successors, and assigns (collectively, the “Individual Releasing Parties”) hereby release, acquit, and forever waive and discharge any and all claims and demands of whatever kind or character, whether known, unknown, vicarious, derivative, or direct, that he or they, individually, collectively, or otherwise, may have or assert against (i) the Company; (ii) any parent, subsidiary, or affiliate of the Company; (iii) any past or present officer, director, or employee of the entities just named in (i)-(ii), in their individual and official capacities; and (iv) any predecessors, successors, parent companies, subsidiaries, owners, stockholders, members, managers, operating units, affiliates, divisions, agents, representatives, officers, directors, partners, members, employees, fiduciaries, insurers, attorneys, successors, and assigns of the entities just named in (i)-(iii) (collectively the “Company Released Parties”).  This release includes without limitation any claim or demand arising out of or relating in any way to (i) the Individual’s service as a member of the Board or his resignation from such position; (ii) any contract or agreement between, concerning, or relating to the parties; and (iii) any other alleged act, breach, conduct, negligence, gross negligence, omission, fraud, or alleged illegal activity or violation of law of the Company or any of the other Company Released Parties.  This release does not waive any rights or claims between the parties arising after this Agreement is signed or relating to the breach or enforcement of this Agreement, that certain Settlement Agreement by and among the Company, Nanes Balkany Partners I LP, Nigel J. Lovett, the Individual, Julien Balkany, Craig M. McKenzie and Peter Hill, effective the date hereof (the “Settlement Agreement”) or arising out of any Company sponsored employee benefit plans.

b.                                      By the Company.  In consideration of the Individual’s promises and undertakings in this Agreement, the Company, on behalf of itself and its employees, subsidiaries, affiliates, successors, and assigns (collectively, the “Company Releasing Parties”), hereby releases, acquits, and forever waives and discharges any and all claims and demands of whatever kind or character, whether known, unknown, vicarious, derivative, direct, or indirect that it or they, individually, collectively, or otherwise, may have or assert against the Individual in his individual, official, and all other capacities and the Individual’s family members, heirs, successors, and assigns (collectively the “Individual Released Parties”).  This release includes without limitation any claim or demand arising out of or relating in any way to (i) the Individual’s service as a director, officer, employee, fiduciary, agent, or in any other capacity for the Company or its subsidiaries or affiliates; (ii) any contract or agreement between, concerning, or relating to the Individual and the Company or any of its subsidiaries or affiliates; and (iii) any other alleged act, breach, conduct, negligence, gross negligence, omission, fraud, or alleged illegal activity or violation of law of the Individual or any of the other Individual Released Parties.  This release does not waive any rights or claims between the parties arising after this Agreement is signed or relating to the breach or enforcement of this Agreement or the Settlement Agreement.

7.                                       Continuing Certificate of Incorporation and Bylaw Indemnification.  To the fullest extent permitted by applicable law, the Individual shall be entitled to indemnification following the Resignation Date on the same terms as indemnification is provided by the Company to other officers and directors through the Company’s certificate of incorporation and/or bylaws.

8.                                       Directors’ and Officers’ Indemnification and Insurance.

(a)                                  Continuing Obligations.  The provisions of the certificate of incorporation and bylaws of the Company with respect to exculpation, indemnification, and advancement of expenses as of the Resignation Date shall not be amended, repealed, or otherwise modified for a period of six years from Resignation Date in any manner that would materially adversely affect the Individual’s rights thereunder with respect to his service as a director, officer, employee, fiduciary, or agent of the Company or any of its affiliates or subsidiaries in respect of actions or omissions occurring on or before the Resignation Date (including, without limitation, the matters contemplated by this Agreement), unless such modification is required by law.

(b)                                 Separate Indemnity Agreement.  The Company shall on the Resignation Date enter into an Indemnity Agreement with the Individual in the form attached as Exhibit B.

(c)                                  Maintenance of Current Directors’ and Officers’ Liability Insurance.  As long as it is a public company, the Company shall, for six years after the Resignation Date, use commercially reasonable best efforts to maintain in effect the current directors’ and officers’ liability insurance policies maintained by the Company (provided that the Company may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the Individual so long as substitution does not result in gaps or lapses in coverage) with respect to matters occurring on or before the Resignation Date; provided, however, that in no event shall the Company be required to expend pursuant to this Paragraph 8(c) more than an amount per year equal to 300% of annual premiums paid on the Resignation Date by the Company for such insurance and, in the event the cost of such coverage shall exceed that amount, the Company shall purchase as much coverage as possible for such amount.  In addition, the Company represents that, as of the Resignation Date, the Individual is insured by the current directors’ and officers’ liability insurance policies maintained by the Company and agrees that, as long as it is a public company, it shall use commercially reasonable best efforts to cause the Individual to continue to be insured under such policies for six years after the Resignation Date.

(d)                                 Required Assumption of Obligations.  In the event the Company or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case where such assumption does not occur by operation of law, proper provision shall be made so that the successors and assigns of the Company, as the case may be, shall assume the obligations in this Paragraph 8 and under the Indemnity Agreement referred to in Paragraph 8(b).

(e)                                  Other Indemnification Rights.  The rights of the Individual under this Paragraph 8 shall supplement, rather than supplant, any other rights the Individual may have under the certificate of incorporation, charter, or bylaws of the Company, under Delaware law or otherwise.

9.                                       Consultation.  In consideration of the Company’s promises and undertakings in this Agreement, the Individual shall, without additional compensation, upon request of the Company’s Board or its designee, be available from the Resignation Date through June 30, 2009, for consultation at reasonable times and without unreasonable interference with his personal or business activities, in person or by telephone, as necessary, on such matters relating to the Company within his personal knowledge.  The Company shall promptly reimburse the Individual for all reasonable costs incurred in providing consultation in accordance with this paragraph.  The Individual shall provide the Company with appropriate documentation of such costs.  Any such costs shall be reimbursed as soon as administratively practicable after receiving documentation of same, but in any event no later than the last day of the calendar year following the calendar year in which the cost is incurred.  Further, the amount of costs eligible for reimbursement during a calendar year shall not affect the costs eligible for reimbursement in any other calendar year.

10.                                 Nonadmission of Liability or Wrongdoing.  This Agreement shall not in any manner constitute an admission of liability or wrongdoing on the part of Individual or any of the other Individual Released Parties.  The Individual and the other Individual Released Parties expressly deny any such liability or wrongdoing.  Except as necessary to enforce this Agreement, neither this Agreement nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceedings as an admission of any kind by Individual or any of the other Individual Released Parties.

11.                                 Authority to Execute.  The Company represents and warrants that it has the authority to execute this Agreement on behalf of all the Company Releasing Parties.  The Individual represents and warrants that he has the authority to execute this Agreement on behalf of all the Individual Releasing Parties.

12.                                 Governing Law; Severability; Interpretation.  Except as otherwise expressly provided above, this Agreement and the rights and duties of the parties under it shall be governed by the laws of the State of Texas, without regard to any conflicts of laws principles.  If any provision of this Agreement is held to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Agreement, and shall not affect the validity or enforceability of such other remaining provisions; and in all other respects, this Agreement shall remain in full force and effect.  If any provision of this Agreement is held to be unenforceable as written but may be made to be enforceable by limitation, then such provision shall be enforceable to the maximum extent permitted by applicable law.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

13.                                 Assignment and Assumption.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns.  If such assumption does not occur by operation of law, the Company shall require any successor to or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Individual, to expressly and unconditionally assume and agree to perform this Agreement.

14.                                 Entire Agreement.  This Agreement and the Indemnity Agreement contain and represent the entire agreements of the parties with respect to the Individual’s resignation and payments and benefits upon or by reason of his resignation, and supersede all prior agreements and understandings, written and oral, between the parties with respect to the Individual’s resignation and payments or benefits upon or by reason of his resignation.

15.                                 Modification.  No provision of this Agreement may be amended, modified, or waived unless such amendment, modification, or waiver is agreed to in writing and signed by the Individual and by a duly authorized officer of the Company.

16.                                 Paragraph Headings.  The paragraph headings in this Agreement are for convenience of reference only, form no part of this Agreement, and shall not affect its interpretation.

17.                                 Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

18.                                 Consultation With an Attorney.  The Individual has been represented by counsel during his resignation and the negotiation and execution of this Agreement.  The Individual acknowledges that the Company has advised him to consult with his attorney before signing this Agreement.  To assist the Individual in this endeavor, the Company shall promptly reimburse him for reasonable, documented attorney’s fees he incurs in consulting his attorney concerning his resignation and this Agreement; provided, that, such attorney’s fees are incurred no later than the last day of the second taxable year following the taxable year in which the Resignation Date occurs, and provided further, that, such reimbursements are made no later than the third taxable year following the taxable year in which the Resignation Date occurs.

[remainder of page intentionally left blank; signatures on following page]

AGREED on the dates shown below:

JOHN MARK MCLAUGHLIN	TOREADOR RESOURCES CORPORATION

/s/ John Mark McLaughlin	/s/ Charles J. Campise
John Mark McLaughlin	Name: Charles J. Campise
Title: Sr. VP & CFO

22 Jan 09	1/22/09
Date Signed	Date Signed

EXHIBIT A

SUMMARY OF STOCK OPTIONS

Name	Total Options Granted and Vested	Exercise Price	Grant Date
J.M. McLaughlin	5,000	$3.00	June 1, 1999
J.M. McLaughlin	5,000	$3.875	October 28, 1999
J.M. McLaughlin	10,000	$5.50	May 18, 2000
J.M. McLaughlin	15,000	$5.95	May 17, 2001
J.M. McLaughlin	15,000	$4.12	May 30, 2002
J.M. McLaughlin	15,000	$3.10	June 19, 2003
J.M. McLaughlin	10,000	$4.95	May 20, 2004

Totals

A-1

EXHIBIT B

FORM OF INDEMNITY AGREEMENT

INDEMNITY AGREEMENT

This Agreement made and entered into as of this 22nd day of January, 2009, by and between Toreador Resources Corporation, a Delaware corporation (the “Company”), and John Mark McLaughlin (“Indemnitee”), who is currently serving the Company in the capacity of a director and/or officer thereof;

W I T N E S S E T H:

WHEREAS, several stockholders of the Company have separately sought the resignation and replacement certain existing directors of the Company, including the Chairman and the Chief Executive Officer;

WHEREAS, the Chairman and CEO have agreed to this request in exchange for the Company’s entering into certain agreements, including separate Indemnity Agreements in this form, with each;

WHEREAS, Section 145 of the General Corporation Law of the State of Delaware and the Restated Certificate of Incorporation of the Company, which set forth certain provisions relating to the mandatory and permissive indemnification of, and advancement of expenses to, officers and directors (among others) of a Delaware corporation by such corporation, are specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

WHEREAS, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and the Indemnitee in lieu thereof, the Board of Directors of the Company has determined that the following Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its stockholders;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, do hereby agree as follows:

1.      Definitions.    As used in this Agreement:

(a)           “Enterprise” shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, organization or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

(b)           The term “Expenses” includes, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in, or otherwise involved in, a Proceeding.  Should any payments by the Company under this Agreement be determined to be subject to any federal, state or local income or excise tax, Expenses will also include such amounts as are necessary to place Indemnitee in the same after-tax position, after giving effect to all applicable taxes, Indemnitee would have been in had such tax not have been determined to apply to those payments.  Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent and (ii) Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise.

(c)           “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d)           “Proceeding” shall mean any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding irrespective of the initiator thereof.  The final disposition of a Proceeding shall be as determined by a settlement or the judgment of a court or other investigative or administrative body.  The Board of Directors shall not make a determination as to the final disposition of a Proceeding.

(e)           References to “fines” shall include any (i) excise taxes assessed with respect to any employee benefit plan and (ii) penalties; references to “serving at the request of the Company” shall include any service as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent which imposes duties on, or involves services by, such director, officer, trustee, general partner, managing member, fiduciary, employee or agent with respect to an Enterprise; and a person who acts in good faith and in a manner he reasonably believed to be in the interest of the Enterprise shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

2.      Indemnity in Third Party Proceedings.    The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is a party to or is threatened to be made a party to or is otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of an Enterprise, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee (or on his behalf) in connection with such Proceeding or any claim, issue or matter therein, provided it is determined pursuant to Section 7 of this Agreement or by the court having jurisdiction in the matter, that Indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, had no reasonable cause to believe that his conduct was unlawful.  Indemnitee shall have the right to employ Indemnitee’s own legal counsel in any Proceeding for which indemnification is available under this Section 2.

3.      Indemnity in Proceedings By or In the Right of the Company.    The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or is threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of an Enterprise, against all Expenses actually and reasonably incurred by Indemnitee (or on his behalf) in connection with such Proceeding provided it is determined pursuant to Section 7 of this Agreement or by the court having jurisdiction in the matter, that Indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made under this Section 3 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought or is pending, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Delaware Court of Chancery or such other court shall deem proper.  Indemnitee shall have the right to employ Indemnitee’s own legal counsel in any Proceeding for which indemnification is available under this Section 3.

4.      Indemnification for Expenses of a Witness.    Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of the fact that Indemnitee is or was a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of an Enterprise, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on his behalf) in connection therewith.

5.      Indemnification for Expenses of Successful Party.    Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 2 and/or 3 of this Agreement, or in defense of any claim, issue or matter therein, including dismissal with or without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on his behalf) in connection therewith.  If Indemnitee is not wholly successful in any Proceeding referred to in Sections 2 and/or 3 of this Agreement, but is successful on the merits or otherwise (including dismissal with or without prejudice) as to one or more, but less than all claims, issues or matters therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on his behalf) in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 5, and without limitation, the termination of any claim, issue or matter in any Proceeding referred to in Sections 2 and/or 3 of this Agreement by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.      Advances of Expenses.    To the fullest extent permitted by applicable law, the Expenses incurred by Indemnitee pursuant to Sections 2 and/or 3 of this Agreement in connection with any Proceeding or any claim, issue or matter therein shall be paid by the Company currently and in advance of the final disposition of such Proceeding or any claim, issue or matter therein no later than 10 days after receipt by the Company of a request for an Expense advancement with appropriate documentation.  The undersigned Indemnitee hereby undertakes to repay the advanced Expenses to the Company to the extent that it is ultimately determined pursuant to Section 7, or, in the event the Indemnitee elects to pursue other remedies pursuant to Section 9, that the undersigned Indemnitee is not entitled to be indemnified therefor by the Company.  This agreement of Indemnitee to repay is unsecured and interest free.

7.      Procedure for Determination of Entitlement to Indemnification.

(a)           To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request.

(b)           Upon written request by Indemnitee for indemnification pursuant to this Agreement, a determination, if required by Independent Counsel in a written opinion to the Board of Directors of the Company, a copy of which shall be delivered to Indemnitee, shall be obtained by the Company at its expense; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in cooperating with the person, persons or entity making the determination discussed in this Section 7(b) with respect to Indemnitee’s entitlement to indemnification, shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c)           The Independent Counsel shall be selected by Indemnitee and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected.  The Company may, within 10 days after such written notice of selection shall have been given, deliver to the Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court of Chancery or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 7(a) hereof.

(d)           Indemnitee will be deemed a party to a Proceeding for all purposes hereof if Indemnitee is named as a defendant or respondent in a complaint or petition for relief in that Proceeding, regardless of whether Indemnitee is ever served with process or makes an appearance in that Proceeding.

8.      Presumptions and Effect of Certain Provisions.

(a)           In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Company shall have the burden of proof in overcoming such presumption by clear and convincing evidence.  Neither the failure of the Independent Counsel to have made a determination prior to the commencement of such action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)           If the Independent Counsel shall not have made a determination within 30 days after receipt by the Company of notice therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification.

(c)           For purposes of any determination of whether Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe his conduct was unlawful (collectively, “Good Faith”), Indemnitee shall be deemed to have acted in Good Faith if Indemnitee’s action is based on the records or books of account of the Company and any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent or information, opinions, reports or statements, including financial statements and other financial information, concerning the Company and any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent or any other person which were prepared or supplied to Indemnitee by: (i) one or more officers or employees of the Company and any Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent; (ii) appraisers, engineers, investment bankers, legal counsel or other persons as to matters Indemnitee reasonably believed were within the professional or expert competence of those persons; and (iii) any committee of the Board of Directors or equivalent managing body of the Company and any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of which Indemnitee is or was, at the relevant time, not a member.  The provisions of this Section 8(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d)           The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company and any other Enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

9.      Remedies of Indemnitee.

(a)           In the event that (i) a determination is made pursuant to Section 7(b) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 7(b) of this Agreement within the time period provided in Section 8(b) after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 4, Section 5, the last sentence of Section 7(b), or the last sentence of Section 1(b) of this Agreement within 10 days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to Section 2 or Section 3 of this Agreement is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Delaware Court of Chancery of his entitlement to such indemnification or advancement of Expenses and appeals therefrom, concluding in a final and unappealable judgment by the Delaware Supreme Court.  The Board of Directors shall not make a determination as to the final disposition of such adjudication.  The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b)           In the event that a determination shall have been made pursuant to Section 7(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)           If a determination shall have been made pursuant to Section 7(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)           In the event that Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 1(b) of this Agreement) actually and reasonably incurred by him in such judicial adjudication regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification.

(e)           The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

10.    Indemnification and Advancement of Expenses Under this Agreement Not Exclusive; Survival of Rights.    The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of Incorporation or Bylaws of the Company, any other agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration or repeal.  To the extent that a change in the General Corporation Law of the State of Delaware, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

11.    Partial Indemnification.   If Indemnitee is entitled under any provision of this Agreement to indemnification or to receive advancement by the Company for a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee (or on his behalf) in connection with such Proceeding, or any claim, issue or matter therein, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

12.    Rights Continued.    The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer of the Company and shall inure to the benefit of Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

13.    No Construction as an Employment Agreement or Any Other Commitment.    Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ or as an officer of the Company or any of its subsidiaries, if Indemnitee currently serves as an officer of the Company, or to be renominated or reelected as a director of the Company, if Indemnitee currently serves as a director of the Company.

14.    Liability Insurance.    To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, general partners, managing members, fiduciaries, employees or agents of the Company or any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms, to the maximum extent of the coverage available for any director, officer, trustee, general partner, managing member, fiduciary, employee or agent under such policy or policies.

15.    No Duplication of Payments.    The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement if, and to the extent that, Indemnitee has otherwise actually received such payment under any contract, agreement or insurance policy, the Certificate of Incorporation or Bylaws of the Company, or otherwise.

16.    Subrogation.    In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

17.    Exceptions.    Notwithstanding any other provision in this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement, to (i) indemnify or advance Expenses to Indemnitee with respect to any claim, issue or matter therein, brought or made by Indemnitee by way of cross-claim, counter claim or the like, or (ii) indemnify Indemnitee with respect to any Proceeding in which final judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale or the sale and purchase by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Act.

18.    Notices.    Any notice or other communication required or permitted to be given or made to the Company or Indemnitee pursuant to this Agreement shall be given if made in writing and deposited in the United States mail, with postage thereon prepaid, addressed to the person to whom such notice or communication is directed at the address of such person on the records of the Company, and such notice or communication shall be deemed given or made at the time when the same shall be so deposited in the United States mail.  Any such notice or communication to the Company shall be addressed to the Secretary of the Company.

19.    Contractual Rights.    The right to be indemnified or to receive advancement of Expenses under this Agreement (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the date of this Agreement and (iii) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto.

20.    Severability.    If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby;  to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable; and those provision or provisions held to be invalid, illegal or unenforceable for any reason whatsoever shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto.

21.    Successors; Binding Agreement.    The Company shall require and cause any successor (whether direct or indirect) by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that executes and delivers the agreement provided for in this Section 21 or that otherwise becomes bound by the terms and provisions of this Agreement by operation of law.  This Agreement shall be binding upon the Company and its successors and assigns (including, without limitation, any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company) and will inure to the benefit of Indemnitee (and Indemnitee’s spouse, if Indemnitee resides in Texas or another community property state), heirs, executors and administrators.

22.    Counterparts, Modification, Headings, Gender.

(a)           This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Agreement by signing any such counterpart.

(b)           No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Indemnitee and an appropriate officer of the Company.  No waiver by any party at any time of any breach by any other party of, or compliance with, any condition or provision of this Agreement to be performed by any other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

(c)           Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision set forth herein.

(d)           Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

23.    Exclusive Jurisdiction; Governing Law.    The Company and Indemnitee agree that all disputes in any way relating to or arising under this Agreement, including, without limitation, any action for advancement of Expenses or indemnification, shall be litigated, if at all, exclusively in the Delaware Court of Chancery, and if necessary, the corresponding appellate courts.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.  The Company and Indemnitee (i) expressly submit themselves to the personal jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (ii)  waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (iii) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or otherwise inconvenient forum.

24.    Duration of Agreement.    This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director and/or officer of the Company or director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise which Indemnitee served at the request of the Company; or (b) one year after the final, nonappealable termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 9 of this Agreement relating thereto.

25.    Contribution.  If it is established, under Section 7 or otherwise, that Indemnitee has the right to be indemnified under this Agreement in respect of any claim, but that right is unenforceable by reason of applicable law or public policy, then, to the fullest extent applicable law permits, the Company, in lieu of indemnifying or causing the indemnification of Indemnitee under this Agreement, will contribute to the amount Indemnitee has incurred, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses reasonably incurred, in connection with that Proceeding, in such proportion as is deemed fair and reasonable in light of all the circumstances of that Proceeding in order to reflect:

(a)           the relative benefits Indemnitee and the Company have received as a result of the event(s) or transactions(s) giving rise to that Proceeding; or

(b)           the relative fault of Indemnitee and of the Company and its other functionaries in connection with those event(s) or transaction(s).

[remainder of page intentionally left blank; signatures on following page]

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the date and year first above written.

TOREADOR RESOURCES CORPORATION

By:
Name:
Title:

INDEMNITEE:

EXHIBIT C

LETTER REQUESTING REMOVAL OF RESTRICTIVE LEGEND

September     , 2009

Toreador Resources Corporation

Attn:  Chief Financial Officer

13760 Noel Road, Suite 1100

Dallas, Texas  75240

Dear Sir:

John Mark McLaughlin (the “Stockholder”) requests that the restrictive legend be removed from his stock certificate representing 100,000 shares of common stock of Toreador Resources Corporation (the “Company”), because he is not an affiliate and has beneficially owned the shares for at least one year and has met all the requirements of Rule 144 (the “Rule”).  In that connection, the Stockholder hereby represents:

1.             Neither the Stockholder, nor any person or entity listed below, presently is, or in the prior three months has been, an officer, director, more than 10% shareholder of the Company or, in any other way, an “Affiliate” of the Company as that term is used in paragraph (a) of Rule 144 (i.e., a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company):

a.             Any Affiliate of the Stockholder;

b.             Any trust or estate in which the Stockholder or any person specified in (a) collectively own 10% or more of the beneficial interest or of which the Stockholder or any such person serves as trustee, executor or in any similar capacity;

c.             Any corporation or organizations in which the Stockholder or any person specified in (a) are the beneficial owners collectively of 10% or more of any class of equity securities or 10% or more of the equity interest.

2.             The shares are “restricted securities,” as that term is used in Rule 144(a)(3), and the Stockholder acquired and fully paid for the shares on December 16, 1998 and October 21, 2002, in the following manner:

a.             method of acquisition: Acquired the shares of convertible preferred stock from the Company and converted the convertible preferred stock into common stock.

b.             manner of payment:  An aggregate of $

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3.             The stock has been both owned and fully paid for by the Stockholder for of in excess of one (1) year.

4.             The Stockholder consents to Company communicating and conferring with the Company, its attorneys, and its transfer agent in connection with the above request, and the Company, the Company’s counsel and the Company’s transfer agent are authorized to rely on the representations herein in connection with this sale.

Very truly yours,

John Mark McLaughlin

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